UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2016 (June 13, 2016)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS		60045
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 13, 2016, Tenneco Inc. (“Tenneco”) completed its previously announced public offering of $500 million 5.00% senior notes due 2026 (the “2026 Notes”).

The 2026 Notes were issued pursuant to the Second Supplemental Indenture, dated as of June 13, 2016 (the “Supplemental Indenture”), to the Indenture, dated as of December 5, 2014 (the “Base Indenture,” as supplemented by the Supplemental Indenture, the “Indenture”), among Tenneco, each of Tenneco’s material domestic wholly-owned subsidiaries that also guarantee Tenneco’s senior credit facility (the “Subsidiary Guarantors”) and U.S. Bank National Association, as trustee.

The 2026 Notes are general senior obligations of Tenneco and will mature on July 15, 2026, with interest payable semi-annually on January 15 and July 15, beginning on January 15, 2017. The 2026 Notes are guaranteed by each of the Subsidiary Guarantors. These subsidiary guarantees are general senior obligations of the Subsidiary Guarantors. The 2026 Notes and subsidiary guarantees are not secured by any assets of Tenneco or the Subsidiary Guarantors.

Tenneco may redeem some or all of the 2026 Notes in whole at any time or in part from time to time on or after July 15, 2021 at specified redemption prices. It also may redeem up to 35% of the aggregate principal amount of the 2026 Notes using the proceeds of certain equity offerings completed on or before July 15, 2019. Tenneco may also redeem the 2026 Notes, in whole or in part, at any time prior to July 15, 2021 at a price equal to 100% of the principal amount thereof plus a specified premium. Additionally, if Tenneco experiences specific kinds of changes of control, Tenneco will be required to make an offer to purchase the 2026 Notes at 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, up to, but not including, the date of purchase.

The Indenture provides for certain limitations on Tenneco’s ability and the ability of certain of Tenneco’s domestic subsidiaries to create liens, enter into sale and leaseback transactions and merge or consolidate with, or dispose of substantially all of Tenneco’s assets to, other companies.

The descriptions and provisions of the Base Indenture and the Supplemental Indenture described above are summaries only, are not necessarily complete and are qualified in their entirety by reference to the full and complete terms contained in the Base Indenture and the Supplemental Indenture, copies of which are filed under Item 9.01 as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

ITEM 8.01	OTHER EVENTS.

Also on June 13, 2016, Tenneco announced the results of the cash tender offer for its outstanding 6 7/8% senior notes due 2020 (the “2020 Notes”) and the redemption of all 2020 Notes that remain outstanding following settlement of the tender offer.

The announcement was contained in a press release, a copy of which is filed under Item 9.01 as Exhibit 99.1 and is incorporated herein by reference.

This Current Report shall not constitute an offer to purchase or a solicitation of an offer to sell any securities and shall not constitute a notice of redemption under the indenture governing the 2020 Notes. Such notice is being made in accordance with the provisions of such indenture.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of December 5, 2014, among Tenneco Inc., the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of Tenneco’s Current Report on Form 8-K dated December 5, 2014, File No. 1.12387)

4.1	Second Supplemental Indenture, dated as of June 13, 2016, to the Indenture, dated as of December 5, 2014, among Tenneco Inc., the guarantors named therein and U.S. Bank National Association, as trustee, relating to the Notes (including the form of the Notes)

5.1	Opinion of Mayer Brown LLP

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1)

99.1	Press release dated June 13, 2016

Exhibits are filed herewith in connection with the Registration Statement on Form S-3 (Registration No. 333-200663) filed with the Securities and Exchange Commission (the “SEC”) on December 1, 2014 relating to the 2026 Notes offered pursuant to the prospectus supplement filed with the SEC on June 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: June 13, 2016	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel and Corporate Secretary